Exhibit 99.2

Aequi Acquisition Corp. Completes $200,000,000 Initial Public Offering

New York, NY, Nov. 24, 2020 (GLOBE NEWSWIRE) -- Aequi Acquisition Corp. (Nasdaq: ARBGU) (the “Company”) today announced the closing of its initial public offering of 20,000,000 units. The offering was priced at $10.00 per unit, resulting in gross proceeds of $200,000,000.

The Company’s units began trading on the Nasdaq Stock Market under the ticker symbol “ARBGU” on Friday, November 20, 2020. Each unit consists of one share of the Company’s Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of the Company’s Class A common stock at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A common stock and warrants are expected to be listed on the Nasdaq Stock Market under the symbols “ARBG” and “ARBGW,” respectively.

The Company is a newly incorporated blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is led by Hope S. Taitz, Chief Executive Officer and Chairperson, and Joy Seppala, Chief Financial Officer and a Director.

RBC Capital Markets, LLC and BofA Securities, Inc. acted as joint book-running managers. Samuel A. Ramirez & Company, Inc. and Siebert Williams Shank & Co., LLC acted as co-managers. The Company has granted the underwriters a 45-day option to purchase up to 3,000,000 additional units at the initial public offering price to cover over-allotments, if any.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants, $200,000,000 (or $10.00 per unit sold in the public offering) was placed in the Company’s trust account. An audited balance sheet of the Company as of November 24, 2020 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

Ellenoff Grossman & Schole LLP acted as counsel to the Company and Skadden, Arps, Slate, Meagher & Flom LLP acted as counsel to the underwriters.

The initial public offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098; Attention: Equity Syndicate; by telephone at 877-822-4089 or by email at equityprospectus@rbccm.com; and BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001; Attention: Prospectus Department; by telephone at 800-294-1322 or by email at dg.prospectus_requests@bofa.com.

A registration statement relating to the securities sold in the initial public offering was filed with, and declared effective by, the SEC on Thursday, November 19, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements and applicable state securities laws.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds thereof. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Hope S. Taitz
Aequi Acquisition Corp.
500 West Putnam Avenue, Suite 400
Greenwich, CT 06830
Telephone: (917) 297-4075